

<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    DEC-31-2000
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               322,496
<SECURITIES>                                         1,285,916
<RECEIVABLES>                                        142,490<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       1,750,902
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           1,696,333
<TOTAL-LIABILITY-AND-EQUITY>                         1,750,902<F2>
<SALES>                                              0
<TOTAL-REVENUES>                                     232,444<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     135,500<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         243,992<F5>
<EPS-BASIC>                                        10.84
<EPS-DILUTED>                                        0

<F1>Inluded in Receivables: Interest receivable of $14,450 and Due from Local
Limited Partnership of $128,040
<F2>Included in Total  Liabilities and Equity:  Accounts  payable to affiliate of $11,104 and Accounts  payable and Accrued expenses of $43,465
<F3>Included  in Total  Revenue:  Distribution  income of  $128,391,  Investment income of $102,528 and Other income of $1,525  <F4>Included  in Other  Expenses:
General and  administrative  expenses of $122,661 and Management fees of $12,839
<F5>Included  in Net Income:  Gain on  liquidation of interests in Local Limited
Partnerships of $147,048


